UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __ )

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SPICY PICKLE FRANCHISING, INC.
(Name of the Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the holders of Common Stock of Spicy Pickle Franchising, Inc.:

The annual meeting (the “Annual Meeting”) of shareholders of Spicy Pickle Franchising, Inc. (the “Company”) will be held at the Company’s corporate offices, located at 90 Madison Street, Suite 700, Denver, Colorado 80206, on Wednesday, May 25, 2011, at 9:00 a.m., Mountain Time.  The meeting will be convened for the following purposes:

(1)	To elect seven directors to the Company's Board of Directors;
(2)	To adopt the Company's 2011 Stock Option Plan;
(3)	To ratify the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for 2011; and
(4)	To transact such other business as may properly come before the Annual Meeting and at any adjournments thereof.

Only holders of record of the Company’s common stock at the close of business on April 4, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Even if you now expect to attend the Annual Meeting, you are requested to mark, sign, date, and return the accompanying proxy by fax or by mail.  If you attend the Annual Meeting, you may vote in person, whether or not you have sent in your proxy.  A proxy may be revoked at any time prior to the voting thereof.

By Order of the Board of Directors

/s/ Jeffrey Patty
Jeffrey Patty, Corporate Secretary

Denver, Colorado
April 12, 2011

This Notice of 2011 Annual Meeting and the attached Proxy Statement dated April 12, 2011 should be read in combination with the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010.  Collectively, these documents contain all of the information and disclosures required in connection with the 2011 Annual Meeting of Shareholders.  Copies of all these materials can be found at: www.spicypickle.com/2011annualmeeting.

Pickle Central - 90 Madison Street, Suite 700 Denver, Colorado 80206

Pickle Central - 90 Madison Street, Suite 700 Denver, Colorado 80206

PROXY STATEMENT
April 12, 2011

This Proxy Statement is furnished to the shareholders of Spicy Pickle Franchising, Inc. (the “Company”) in connection with the solicitation on behalf of the Board of Directors (the “Board”) of proxies for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Company’s corporate offices, located at 90 Madison Street, Suite 700, Denver, Colorado 80206, on Wednesday, May 25, 2011, at 9:00 a.m., Mountain Time, and at any adjournments thereof.

This Proxy Statement and the enclosed form of proxy are first being made available to shareholders on or about April 12, 2011, and the cost of soliciting proxies in the enclosed form will be borne by the Company.  Proxies may be solicited by personal interview, telephone, facsimile and electronic means.  Banks, brokerage houses and other nominees or fiduciaries have been requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

Important Notice of Internet Availability of Proxy Statement and Related Materials

As permitted by the federal securities laws, we are making this Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2010 available to our shareholders primarily via the Internet instead of mailing printed copies of these materials to each shareholder.  On or about April 12, 2011, we intend to mail to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability, or “Notice,” containing instructions on how to access these materials, including the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2010.  We intend to make this Proxy Statement available to our shareholders on or about April 15, 2011.  This Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2010 are available for viewing on the Internet at: www.spicypickle.com/2011annualmeeting.

If you received a Notice by mail, you will not receive a printed copy of the Annual Meeting materials by mail unless you request printed materials.  If you wish to receive printed materials, you should follow the instructions for requesting such materials contained in the Notice.

QUORUM AND VOTING REQUIREMENTS

Quorum Requirement

A majority of the voting power that is present, in person or by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at a meeting of shareholders.  If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed 30 days at any one adjournment.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders so that less than a quorum remains.

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Vote Required

If a quorum is present, action by the shareholders on a matter, other than the election of directors, is approved if a majority of the shares present in person or by proxy at the meeting vote in favor of the action.  Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the Articles of Incorporation or in the resolution providing for the issuance of the stock adopted by the Board pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation.

Cumulative voting is allowed in the election of directors.  This means that a shareholder may cumulate votes by multiplying the number of votes the shareholder is entitled to cast by the number of directors being elected and casting the product for a single candidate or distributing the product among two or more candidates.  The seven director candidates having the highest number of votes cast in favor of their election shall be elected to the Board.

In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will not be treated as a vote for or against the proposal.  A non-vote by a broker will be treated as if the broker never voted, but a non-vote by a shareholder will be counted as a vote “for” the management’s position.

How You Can Vote

You may vote your shares in person by attending the Annual Meeting or you may vote by completing, signing, dating and faxing or mailing the proxy form.  If you return your signed proxy card before the Annual Meeting, the named proxy will vote your shares as you direct.  If you send in your proxy card, but do not specify how you want to vote your shares, your shares will be voted

(i)	FOR the election of all nominees for director as described under “Election of Directors”;
(ii)	FOR adoption of the 2011 Stock Option Plan;
(iii)	FOR ratification of Eide Bailly LLP as our independent registered public accounting firm; and
(iv)	in the discretion of the persons named in the enclosed proxy, on any other matters that may properly come before the Annual Meeting.

You May Revoke or Change Your Vote

You may revoke the enclosed proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.  A shareholder who votes in person at the Annual Meeting in a manner inconsistent with a proxy previously filed on the shareholder’s behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.  Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

BENEFICIAL OWNERSHIP AND OTHER MATTERS

Record Date

The record date for determining the shareholders entitled to vote at the Annual Meeting was the close of business on April 4, 2011 (the “Record Date”), at which time we had issued and outstanding 85,494,274 shares of common stock, $0.001 par value (the “Common Stock”).  The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Annual Meeting.

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Beneficial Ownership

Set forth below is information regarding the beneficial ownership of our common stock, as of April 4, 2011 by (i) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of the current directors and executive officers as a group.  We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed.  Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of April 4, 2011 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class (2)
Presley Reed (3) (4)	61,798,978	49.0%
Patricia Reed (3) (5)	61,198,978	48.8%
Raymond BonAnno (6)	8,281,183	9.2%
Mark R. Laramie (7)	4,000,000	4.6%
Morris J. Siegel (8)	2,533,334	2.9%
Gregory K. Marshall (8)	1,200,000	1.4%
Carl R. Vertuca Jr. (8)	1,200,000	1.4%
Clint Woodruff	0	--
All directors and officers as a group (8 persons)(9)(10)	79,213,495	58.6%

*less than 1%
_______________________
(1)	The address of those listed is c/o Spicy Pickle Franchising, Inc., 90 Madison Street, Suite 700, Denver, Colorado 80206.

(2)
If a stockholder holds options or other securities that are exercisable or otherwise convertible into our Common Stock within 60 days following April 4, 2011, we treat the shares of Common Stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate that stockholder’s percentage ownership of our Common Stock. We do not consider those shares to be outstanding when we calculate the percentage ownership of any other stockholder.

(3)
Includes 20,052,544 shares owned jointly by Presley and Patricia Reed, 1,146,408 shares owned by the Presley Reed 1999 Family Trust (of which Patricia Reed is the beneficiary), 7,053,840 shares issuable upon exercise of warrants jointly owned by Dr. Reed and his wife, 3,919,960 shares and 254,797 warrants issuable upon conversion of a convertible note, and 19,047,619 shares and 9,523,810 warrants issuable upon conversion of a convertible line of credit.

(4)	Includes 800,000 shares issuable upon the exercise of vested stock options.

(5)	Includes 200,000 shares issuable upon the exercise of vested stock options.

(6)
Includes 2,293,045 shares owned by the BonAnno Family Partnership LLP, 859,230 shares issuable upon exercise of warrants, 800,000 shares issuable upon exercise of vested stock options, and 2,366,591 shares and 153,828 warrants issuable upon conversion of a convertible note.

(7)	Includes 3,000,000 shares held by the Mark and Kris Laramie Revocable Trust and 1,000,000 shares issuable upon the exercise of vested stock options.

(8)	Includes 1,200,000 shares issuable upon the exercise of vested stock options.

(9)
For all options or other securities that are exercisable or otherwise convertible into our Common Stock by any stockholder in the group within 60 days following April 4, 2011, we treat the shares of Common Stock underlying those securities as owned by the group’s stockholders and as outstanding shares when we calculate the total stockholder’s percentage ownership of our Common Stock for the group.

(10)
Only includes shares, warrants, options, or other convertible shares held by both Presley and Patricia Reed once.  Such shares include 20,052,544 shares owned jointly by Presley and Patricia Reed, 1,146,408 shares owned by the Presley Reed 1999 Family Trust (of which Patricia Reed is the beneficiary), 7,053,840 shares issuable upon exercise of warrants jointly owned by Dr. Reed and his wife, 3,919,960 shares and 254,797 warrants issuable upon conversion of a convertible note, and 19,047,619 shares and 9,523,810 warrants issuable upon conversion of a convertible line of credit.

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Changes in Control

There are no agreements known to management that may result in a change of control of our company.

Interests of Directors and Officers in Matters to be Acted Upon

Other than the election of the nominated directors, no director or officer, or associate of any director or officer or any other person will receive extra or special benefit from the matters described herein which is not shared on a pro rata basis by all other holders of securities of the same class in accordance with their respective interests.  If approved by our shareholders, our officers and directors will be eligible to participate in our 2011 Stock Option Plan on the same terms and conditions as all of our eligible participants and will not receive any extra or special benefit by participating in such plan that is not shared by each plan participant.

PROPOSAL ONE
ELECTION OF DIRECTORS

The first item to be acted upon at the Annual Meeting is the election of seven directors to our Board of Directors.  Each of the persons elected will serve a term of one year and until the election and qualification of his successor.  We are not aware of any material proceedings to which any of the nominee directors, or any associate of any such director, is a party adverse to us or has a material interest adverse to us or to any of our subsidiaries.  Each nominee has consented to being named as a nominee and to serve if elected.

Director candidates were nominated by the Board.  To date, it has not been necessary to engage a third party search firm to assist in identifying suitable candidates for directors.  The Board believes that our existing Board members and executive management have sufficient networks of business contacts to form a suitable candidate pool from which nominees may be identified in the future.

If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve.  The Company’s directors are elected by a plurality vote.  Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received for the election of the seven nominees named below.

Nominees for Director to be Elected

Name	Age	Current Position with Company
Presley Reed, M.D.	64	Chairman of the Board of Directors
Mark Laramie	60	Chief Executive Officer and Director
Raymond BonAnno	70	Director
Gregory Marshall	63	Director
Patricia Stacey Reed	52	Director
Mo Siegel	61	Director
Carl Vertuca	64	Director

Information About Directors

The following sets forth certain information about the nominees for director of the Company.

Presley Reed - Dr. Presley Reed has served as a member of our Board of Directors since April 2006 and has been Chairman of the Board since March 2010.  He is the husband of Patricia Stacey Reed, who has been a member of our Board for over a year and who, along with Dr. Reed, is a principal investor in the Company.  Since 1981, he has been the Chairman of Reed Group Ltd., a workplace absence management business with offices in Colorado and New York. Dr. Reed is the Editor-in-Chief of The

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Medical Disability Advisor: Workplace Guidelines for Disability Duration. Dr. Reed is an expert in disability management, workplace absence and productivity, workers’ compensation, and occupational health. He is Board Certified by the American Board of Psychiatry and Neurology. He is a Fellow of the American College of Occupational and Environmental Medicine and is a former chair of its Committee on Occupational Mental Health. He is a Fellow of the American Academy of Disability Evaluating Physicians. He served as Founding Chairman of the American Board of Independent Medical Examiners and is a Certified Independent Medical Examiner. Dr. Reed received his BS in Medical Arts from the University of Kentucky and his medical degree from the University of Tennessee. He completed his residency in psychiatry at Tulane in New Orleans, and at Denver General Hospital.

We have concluded that Dr. Reed should serve as a director as a result of his business and financial background.

Mark Laramie - Mr. Laramie has been our Chief Executive Officer and a director since April 2010.  He is a restaurant executive with over 30 years’ experience in growing companies and expanding regional brands into national and international markets.  Mr. Laramie has extensive experience in retail operations, franchising, brand management and organizational development.  From 1983 to 1998 he was the Group VP of Franchising for Little Caesars Enterprises Inc. overseeing 600 franchise entities consisting of more than 3,500 Little Caesars restaurants.  He also was the managing partner of a 53-store franchisee of Little Caesars.  From 1998 to 2001 he was the Chief Operating Officer of Quiznos Classic Subs and then President/CEO of Quiznos of Canada and the UK.  From 2002 to 2006 he was President/COO of Papa Murphys International where he helped build that chain to over 1000 restaurants.  Since 2007, Mr. Laramie has been the CEO/Chairman of Pinnacle Restaurant Group, a restaurant operating and franchising company and FranExecs Consulting Group, a restaurant consulting company.

We have concluded that Mr. Laramie should serve as a director as a result of his background in the restaurant industry.

Raymond BonAnno - Mr. BonAnno has served as a member of our Board since April 2006. He has spent more than 30 years in the automotive carrier truck industry. Mr. BonAnno was Director of Operations, Baker Driveaway Co., Inc. (1973-1975) and at E & L Transport, Inc. (1975-1977). In 1977, he was recruited by Ryder Systems, Inc. to be General Manager - Cadillac Division (1977-1982). With Ryder, he held assignments of increasing responsibility for 23 years until his departure in 1990. Mr. BonAnno has a BBA degree in finance from the University of Notre Dame (1963) and an MBA, Advanced Management Program from Michigan State University (1983). Mr. BonAnno is the recipient of the Ernst & Young LLP’s Rocky Mountain Entrepreneur of the Year award for 2007. In 1990, Mr. BonAnno purchased an interest in Fleet Car Carriers and now he and his family own that company. Mr. BonAnno currently serves on the University of Notre Dame Advisory Council for the College of Arts and Letters, the Board of Advisors for the University of Detroit Jesuit High School and Academy and the Advisory Board for the Alliance Real Estate Investment Fund. Mr. BonAnno also serves as a member of the Board of Directors of the Colorado Capital Bank, Cherry Creek Branch, and the Agents Title Insurance Company.

We have concluded that Mr. BonAnno should serve as a director as a result of his business and financial background.

Gregory Marshall – Mr. Marshall has been a director since March 2010.  He was the founder and CEO of SYGMA Network, Inc. which he built into the nation’s second largest distributor to restaurant chains, supplying chain restaurants nationwide through 17 distribution centers, over 4,000 employees, and more than $4 billion in annual sales.  He also led SYGMA’s acquisition of a business supplying international locations of US restaurant chains in over 100 countries.  Today, SYGMA is the largest subsidiary of SYSCO Corporation, a Fortune 100 company and the largest foodservice distributor in the US and Canada. Mr. Marshall also served as a senior officer of SYSCO for 22 years, a member of its senior executive team, and a participant in over 100 consecutive meetings of SYSCO’s Board.  During his tenure, SYSCO grew from $2 billion to over $30 billion in annual sales.  Previously, Mr. Marshall spent 10 years as an officer of Leprino Foods, Nobel Inc., and Shamrock Foods, all of which have been leading foodservice innovators.  Currently he runs the Marshall Consulting Group whose clients include

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restaurant chains, foodservice suppliers, investment management firms, and private equity firms, consulting on franchisor/franchisee relations and supply chain optimization.  Mr. Marshall sits on the Board of CiCi’s Pizza, a family style pizza concept with over 650 locations in the US.

We have concluded that Mr. Marshall should serve as a director as a result of his business and food industry background.

Patricia Stacey Reed – Mrs. Reed has been a director since March 2010.  She is the wife of Presley Reed, who has been a member of our Board for several years and who, along with Mrs. Reed, is a principal investor in the Company.  From 1986 until 2008 when the company was sold, Mrs. Reed was the President of the Reed Group Ltd., a company that delivers robust content, services and solutions, and software to help companies improve their organization’s performance, and return employees to healthy lives and full productivity.  Started by Presley Reed, Reed Group was a pioneer in the field of identifying, preventing and managing employee absence.  The company researched and published the definitive return-to-work reference tool now known as the MDGuidelines used by over 22,000 case managers and health care providers in 38 countries in their day-to-day operations.

We have concluded that Mrs. Reed should serve as a director as a result of her business background.

Mo Siegel – Mr. Siegel has been a director since March 2010.  He is the founder of Celestial Seasonings, Inc., the largest manufacturer and marketer of Specialty teas in North America. He served at various times as, Chairman, President and CEO of that company from 1970 until 2002, including after its sale to the Hain Food Group in 2000.  He also founded Earth Wise, Inc., a marketer of environmentally friendly cleaning products and recycled trash bags, which was sold to Block Drug Company.  He is a public speaker, author, and has been featured in books, newspaper and magazine articles and for his work with several non-profit organizations.  Mr. Siegel presently serves on the Board of Directors of Whole Foods Market, Camelback Corp, and Annie’s Homegrown Foods.  He has served on 16 Boards of Directors on both public and private organizations and has extensive experience and continuing education in board management and affairs.  Over decades, Mr. Siegel has served on the audit, governance, nomination, and compensation committees of publicly traded companies.  He has specialized in the food industry either as a founder or board member for the past 40 years.

We have concluded that Mr. Siegel should serve as a director as a result of his business and food industry background.

Carl Vertuca - Mr. Vertuca has been a director since October 2010.  He has served as president of The Vertuca Group, a venture capital and real estate investment company based in Boulder, Colorado, since 2000.  He is also a managing member of the limited liability company that is the general partner of SOB Ventures, a private equity fund.  From 2003 to the present, Mr. Vertuca has been on the Board of Directors of DDi Corp. (“DDi”), a publicly held company based in Anaheim, California, that is a provider of time-critical, technologically-advanced printed circuit board (“PCB”) engineering and manufacturing services.  Mr. Vertuca currently is the Chairman of the Audit Committee and is a member of the Finance and Nomination and Corporate Governance Committees of the Board of Directors of DDi.  Since 1993, he served as Executive Vice President of Finance and Administration and a board member of The Dii Group, a publicly held PCB provider and contract manufacturing company, until it was acquired by Flextronics International in 2000.  Prior to his tenure at The Dii Group, Mr. Vertuca held various senior level management positions in manufacturing, engineering and finance at IBM Corporation and StorageTek Corporation.

We have concluded that Mr. Vertuca should serve as a director as a result of his business and finance background.

Director Independence Determinations

As of the date of this proxy statement, our common stock is not listed on any exchange.  As such, we are not currently subject to corporate governance standards of listed companies, which require, among other

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things, that the majority of the board of directors be independent.  Since we are not currently subject to corporate governance standards relating to the independence of our directors, we choose to define an “independent” director in accordance with the NASDAQ Capital Market’s requirements for independent directors (NASDAQ Marketplace Rule 5605(a)(2)).  The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company.

Except for Mark Laramie, all of our directors are considered independent directors under the above definition.

Board of Directors’ Responsibilities and Committees

The Board’s primary responsibility is to seek to maximize long-term shareholder value.  The Board selects our management, monitors management and Company performance, and provides advice and counsel to management.  Among other things, the Board regularly reviews our business strategy and approves our budget.  In fulfilling the Board’s responsibilities, non-employee directors have full access to our management, external auditors and outside advisors.

Audit Committee.  The Board’s Audit Committee is chaired by Carl Vertuca, with Mo Siegel and Patricia Stacey Reed serving as Committee members.  The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to (i) the integrity of the Company’s financial statements and its internal control system (including the implementation and effectiveness of internal control over financial reporting); (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements; (v) the implementation and effectiveness of the Company’s disclosure controls and procedures; (vi) the evaluation of enterprise risk issues; and (vii) the fulfillment of other responsibilities.  The Audit Committee, which does not have a charter, met 2 times during the 2010 fiscal year.  The Board has determined that Mr. Vertuca is the Audit Committee financial expert.  All of the Audit Committee members are deemed to be independent.

Compensation Committee.  The Board’s Compensation Committee is chaired by Gregory Marshall, with Patricia Stacey Reed serving as a Committee member.  The Compensation Committee discharges the responsibility of the Board relating to compensation of the Company’s executive officers, including the Chief Executive Officer, and recommends to the full Board the compensation of the Company’s non-employee directors.  The Company’s chief executive officer can determine the amounts and forms of executive compensation for all other employees, and the Compensation Committee determines amounts and forms of compensation for the chief executive officer.  The Company does not have nor rely on any compensation consultants at this time with respect to the amount or form of executive and director compensation.    The Compensation Committee, which does not have a charter, did not meet during the 2010 fiscal year.  All decisions which could otherwise have been delegated to the Compensation Committee were made by the full Board during the 2010 fiscal year.

Nominating Committee.  The Board does not have a standing nominating committee or committee performing similar functions.  At this time, all such functions are conducted by the full Board.  The Board will consider director candidates recommended by shareholders. Shareholders must follow the procedures set forth in the Company’s Bylaws, which are described below in “Other Matters”.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officer and principal financial officer, and persons performing similar functions.  We expect our Board to adopt a code during the current fiscal year.

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Board Meetings and Annual Meeting Attendance

The Board held 11 meetings in 2010.  None of our directors attended fewer than 75% of the meetings of the Board and Board committees on which they serve.  Although we have no formal policy relating to directors’ attendance at the Annual Meeting, we encourage all our directors to attend the Annual Meeting and reimburse expenses associated with attendance.

Compensation of Directors

Each of our non-employee directors receives $25,000 per year or up to $37,500 in common stock of the Company.  The following table sets forth compensation paid to, or earned by, our non-employee directors during the year ended December 31, 2010:

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Presley Reed	$25,000.00	$6,453.99	$31,453.99
Raymond BonAnno	$25,000.00	$6,453.99	$31,453.99
Gregory Marshall	$19,791.67	$69,281.87	$89,073.54
Patricia Stacey Reed	$19,791.67	$6,453.99	$26,245.66
Mo Siegel	$19,791.67	$69,281.87	$89,073.54
Carl Vertuca	$4,569.79	$43,777.77	$48,347.56

(1)
This column represents the total grant date fair value of stock options granted to each of the applicable named Directors. The fair value of stock options was estimated on the grant date using a Black-Scholes option pricing model. For additional information on the valuation assumptions with respect to stock option grants, refer to Note 11 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010. These amounts reflect our total accounting expense for these awards recognized and do not correspond to the actual value that may be recognized by the Directors. The actual value, if any, that the Director may realize upon exercise of the options will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

Conflicts of Interest and Related Party Transactions

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to us.  Accordingly, direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities.  Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.  Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis.  A breach of this requirement will be a breach of the fiduciary duties of the officer or director.  If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity.  However, all directors may still individually take advantage of opportunities if we should decline to do so.  Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party.  A majority of the independent, disinterested members of our Board will approve future affiliated transactions, and we will maintain at least two independent directors on our Board to review all material transactions with affiliates.

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Reed and BonAnno Stock Purchases.  On December 14, 2007, Raymond BonAnno and Presley Reed, two of our directors, Keith and Angela Oxenreider, the son-in-law and daughter of director Raymond BonAnno, and R. James BonAnno, Jr., the son of director Raymond BonAnno, participated in the transaction pursuant to which we sold an aggregate of 705 shares of Series A Preferred Stock and warrants to purchase an aggregate of 5,287,500 shares of common stock for an aggregate purchase price of $5,992,500.  Mr. BonAnno and his wife purchased 12 shares of Series A Preferred Stock and warrants to purchase 90,000 shares of common stock for $102,000. Dr. Reed and his wife purchased 120 shares of Series A Preferred Stock and warrants to purchase 900,000 shares of common stock for $1,020,000. Mr. and Mrs. Oxenreider purchased 12 shares of Series A Preferred Stock and warrants to purchase 90,000 of common stock for $102,000. Mr. BonAnno, Jr. purchased 12 shares of Series A Preferred Stock and warrants to purchase 90,000 of common stock for $102,000.

On September 22, 2009, Raymond BonAnno and Presley Reed, Keith and Angela Oxenreider, and R. James BonAnno, Jr. participated in an Amendment, Redemption and Conversion Agreement related to the then outstanding 638.88 shares of the Series A Preferred Stock pursuant to which we redeemed 94.12 shares for a total of $799,998 and converted the remaining 544.76 shares of Series A Preferred Stock into 2,093,601 shares of our Common Stock.  Mr. BonAnno and his wife converted 12 shares of Series A Preferred Stock in exchange for 240,000 shares of common stock.  Dr. Reed and his wife converted 120 shares of Series A Preferred Stock in exchange for 2,400,000 shares of common stock.  Mr. and Mrs. Oxenreider converted 12 shares of Series A Preferred Stock in exchange for 240,000 shares of common stock.  Mr. BonAnno, Jr. converted 12 shares of Series A Preferred Stock in exchange for 240,000 shares of common stock.  We lowered the exercise price of the warrants that were purchased with the Series A Preferred Stock to $0.20 per share and extended the expiration date of the warrants to September 22, 2014.  None of these individuals participated in the cash redemption.

On September 22, 2009, Raymond BonAnno and Presley Reed participated in a transaction pursuant to which we sold an aggregate of 22.5 Units for cash in the amount of $2,250,000.  Each Unit consisted of 769,231 shares of our Common Stock and a warrant to purchase an additional 384,615 shares of Common Stock at $.19 per share.  The warrants expire September 22, 2014.  Mr. BonAnno and his wife purchased 2 units for $200,000 and received 1,538,462 shares of common stock and 769,230 warrants.  Dr. Reed and his wife purchased 16 units for $1,600,000 and received 12,307,696 shares of common stock and 6,153,840 warrants.

Reed and BonAnno 2008 Line of Credit.  In December 2008, Raymond BonAnno and Presley Reed granted the Company a line of credit which was to expire January 31, 2010.  The line of credit was for an aggregate of $550,000 and bore interest at a rate of one percent above the prime rate and was secured by certain assets of the Company.  At December 31, 2008, the interest rate on the borrowings was 4.25% and balance outstanding was $100,000.  Both Mr. BonAnno and Dr. Reed increased the amount of the line.

On September 30, 2009, the line of credit was renegotiated and the outstanding principal and accrued interest totaling $817,252, was converted into a convertible promissory note (“Convertible Note”).  The Convertible Note, which was originally due January 31, 2012, bears interest at the same rate that the line of credit did, one percent above the prime rate.  Interest is payable semi-annually.  The balance owed to Mr. and Mrs. BonAnno is $307,656.89 and the balance owed to Dr. and Mrs. Reed is $509,594.79.  Mr. and Mrs. BonAnno and Dr. and Mrs. Reed may convert any amount of the principal and accrued interest due into our common stock at the rate of $0.13 per share.  In addition, for every two dollars converted into Common Stock, we will issue to the holder of the Convertible Note a warrant to purchase one share of Common Stock.  The exercise price of the warrant will be equal to 120% of the price per share of the Common Stock calculated using the average of the volume weighted average prices per share for the 10 trading days prior to the election to convert.

The conversion feature in the Convertible Note is considered to be a beneficial conversion feature.  We have accounted for the beneficial conversion feature in accordance with GAAP.  We accounted for a portion of the proceeds, $157,164, from the Convertible Note which related to the intrinsic value of the

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beneficial conversion feature by allocating that amount to additional paid in capital.  The following summarizes the carrying amount of the Convertible Promissory Note:

Face value of the note to be repaid if not converted	$817,252
Amount allocated to additional paid in capital, net of amortization	(91,415)
Note payable to related parties	$725,837

In accordance with GAAP, the amount allocated to the beneficial conversion will be amortized as interest expense over the life of the note in such a way as to result in a constant rate of interest.

The annual interest rate giving effect to the amortization of the beneficial conversion is 9.188% per annum.  When combined with the stated interest rate of one percent above the prime rate, the effective rate is 10.188% over the prime rate.  At December 31, 2009, the interest rate on the borrowings was 12.438%.

Reed 2010 Line of Credit.  On May 10, 2010, we entered into an agreement with Presley Reed and his wife, Patricia Reed, whereby they will loan the Company up to $2,000,000 as a revolving line of credit.  The line of credit is evidenced by a Convertible Promissory Note and Secured Loan Agreement (the “Note”).  The Note bears interest at the rate of 10% per annum and matures on May 1, 2013.  At the lenders' option the Note is convertible into our common stock at $0.105 per share, the value of the common stock on the date the Note was executed.  In addition, for every two shares of common stock issued on conversion, we will issue to the lenders a warrant to purchase one share of common stock at a price equal to 120% of the average volume weighted average price per share for the 10 days prior to the conversion.  The Note is also secured by the assets of the Company.   Interest expense recognized on the note was $53,125 for the year ended December 31, 2010.  As of December 31, 2010, we have drawn down $1,500,000 of the loan and have $500,000 available.

At the same time as the above, the holders of the Convertible Note described above agreed to extend the due date of their Convertible Note to coincide with the Note.  As consideration for the extension of the due date, the holders received a security interest in the assets of the Company on a pro rata basis with the lenders above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (“SEC”).  Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us, or written representations that no Form 5 filings were required, we believe that during the fiscal year ended December 31, 2010, there was compliance with all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners, except for (i) a Form 3 filed by Gregory K. Marshall that was filed on March 29, 2010 that should have been filed by March 26, 2010 and (ii) Form 4’s filed by Gregory K. Marshall, Presley Reed and Stacey Reed that were filed on January 7, 2011 that should have been filed by January 6, 2011.

Executive Officers

Information relating to our non-director executive officers is as follows:

Name	Age	Current Position with Company
Clint Woodruff	38	Chief Financial Officer

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Mr. Woodruff is a certified public accountant with 14 years of experience in corporate accounting at varying levels from senior corporate accountant to Vice President of Finance and Controller.  Mr. Woodruff’s experience includes restaurant and franchise operations.  From 1996 to 1998, he was the Senior Corporate Accountant for Pretzelmaker, Inc., a company in the food franchising business.  From 1998 to 2000, he was the Manager of Finance for Ampco System Parking at Denver International Airport.  From 2000 to 2007, he was worked in different positions from Senior Accountant to Vice President of Finance and Controller for Champps Entertainment, a publicly-held company in the restaurant industry.  From 2008 to 2010, Mr. Woodruff was the Corporate Controller for Reliant Healthcare Professional, Inc.  In 2002, Mr. Woodruff received a Masters of Business Administration from Regis University, Denver, Colorado and in 1996, received a Bachelors of Science in Business Administration from the University of Colorado, Boulder, Colorado.

The term of office of Mr. Woodruff ends at the next annual meeting of our Board, expected to take place immediately after the next annual meeting of shareholders, or when such officer’s successor is elected and qualifies.

We are not aware of any material proceedings to which any of the non-director executive officers, or any associate of any such officer, is a party adverse to us or has a material interest adverse to us or to any of our subsidiaries.  During the last five years, none of the non-director officers has (i) had any bankruptcy petition filed by or against any business of which such person was an officer; (ii) had any conviction in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Executive Compensation

The following table sets forth information about the remuneration of our principal executive officer for services rendered during our last two completed fiscal years, and our other executive officers that had total compensation of $100,000 or more for our last completed fiscal year (the “Named Officers”).  Certain tables and columns have been omitted as no information was required to be disclosed under those tables or columns.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Mark Laramie, Chief Executive Officer (1)	2010	153,448	180,000	54,543 (2)	66,000 (9)	453,991
Marc Geman, President (3)	2010 2009	93,750 265,823	110,000 -0-	-0- 31,456 (4)	50,000 -0-	253,750 297,279
Clint Woodruff, Chief Financial Officer (5)	2010	20,833	-0-	9,510 (6)	-0-	30,343
Arnold Tinter, Chief Financial Officer (7)	2010 2009	107,745 171,833	55,000 -0-	-0- 21,090 (4)	-0- -0-	162,745 192,923
Anthony Walker, Chief Operating Officer (8)	2010 2009	100,000 102,583	-0- -0-	-0- 9,414 (4)	-0- -0-	100,000 111,997
_____________________
(1)	Mr. Laramie became the Chief Executive Officer as of April 12, 2010.

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(2)
This amount represents the total grant date fair value of stock options granted to the applicable named executive. The fair value of the stock options was estimated on the grant date using a Black-Scholes option pricing model. For additional information on the valuation assumptions with respect to stock option grants, refer to Note 11 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010. This amount reflects our total accounting expense for this award to be recognized over the vesting period and does not correspond to the actual value that may be recognized by the executive. The actual value, if any, that the executive may realize upon exercise of the options will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

(3)
Mr. Geman resigned as the President effective April 30, 2010.  We paid Mr. Geman a severance payment of $50,000 and agreed that he could retain all of his stock options.  Under Mr. Geman’s previous employment agreement, his salary increased to $360,000 per annum effective January 1, 2008.  In addition to his base salary he received commissions on the sale of franchises.  In 2009, Mr. Geman agreed to reduce his salary to $250,000 per annum until such time as economic conditions improved.  Mr. Geman agreed that effective May 1, 2010, he would further reduce his salary to $150,000 in consideration for a grant of 2,000,000 shares of common stock.  Mr. Geman agreed to relinquish 1,000,000 of these shares.  Mr. Geman received no compensation for his services as a director.

(4)
The value of the options granted during 2009 was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:  expected volatility of 41.28%, expected term of 2.5 years, risk-free interest rate of 1.448% and no expected dividend yield.  In addition all of the outstanding options were re-priced and the effect of the re-pricing for all outstanding options has been added to the amounts calculated for awards made during 2009.  In accordance with GAAP the amount of additional compensation recognized was determined by calculating the fair value of the options immediately before the modification less the fair value of the options as modified.  We calculated the fair value of options immediately before the modification using the Black-Scholes model with the following weighted average assumptions: exercise price of $0.677, expected volatility of 41.97%, expected term of 1.34 years, risk-free interest rate of 0.388% and no expected dividend yield.  We calculated the fair value of options immediately after the modification using the Black-Scholes model with the following weighted average assumptions: exercise price of $0.20, expected volatility of 41.97%, expected term of 1.34 years, risk-free interest rate of 0.388% and no expected dividend yield.  The weighted value of each option immediately before the modification was $0.0036 and the weighted average value immediately after the modification was $0.0163.  The value of the options granted during 2008 was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:  expected volatility of 43.18%, expected term of 2.5 years, risk-free interest rate of 2.4% and no expected dividend yield.

(5)	Mr. Woodruff became the Chief Financial Officer as of October 18, 2010.

(6)
This amount represents the total grant date fair value of stock options granted to the applicable named executive. The fair value of the stock options was estimated on the grant date using a Black-Scholes option pricing model. For additional information on the valuation assumptions with respect to stock option grants, refer to Note 11 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010. This amount reflects our total accounting expense for this award to be recognized over the vesting period and does not correspond to the actual value that may be recognized by the executive. The actual value, if any, that the executive may realize upon exercise of the options will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

(7)
Mr. Tinter resigned as the Chief Financial Officer as of October 18, 2010.  We paid Mr. Tinter a consulting fee of $8,000 per month for a period of four months following his termination date to insure a smooth transition to Mr. Woodruff.  In 2009, Mr. Tinter agreed to reduce his salary to $167,500 per annum until such time as economic conditions improved.  In 2010, Mr. Tinter agreed to further reduce his salary to $150,000.

(8)
Mr. Walker resigned as the Chief Operating Officer as of January 31, 2011 and entered into a consulting agreement in part to assist in the transition of his duties.  Mr. Walker will be paid a consulting fee of $4,000 per month for a period of 11 months.  In 2009, Mr. Walker agreed to reduce his salary to $100,000 per annum until such time as economic conditions improved.  Mr. Walker received no compensation for his services as a director.

(9)
Mr. Laramie received a $66,000 cash bonus in December 2010 to help offset his phantom income, for tax purposes, from the stock granted to him through his initial employment agreement signed in August 2010.

Employment Arrangements

Effective August 3, 2010, we entered into an employment agreement with our Chief Executive Officer, Mark Laramie.  The basic term of the agreement extends through April 12, 2013 and the agreement provides for an annual base salary of $225,000, the issuance of 3,000,000 shares of restricted common stock and the granting of five-year options to purchase up to 3,000,000 shares of common stock at $0.06 per share (the closing price on August 3, 2010).  Options to purchase 1,000,000 shares vest April 12, 2011 and the remaining options vest April 12, 2012.

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We entered into an employment agreement with Clint Woodruff on October 5, 2010. The basic term of the Executive Employment Agreement extends through October 18, 2013 and the agreement provides for an annual base salary of $125,000, and the granting of five-year options to purchase up to 500,000 shares of common stock at $0.065 per share (the closing price on October 18, 2010).  The options will vest proportionately on the first, second, and third anniversary of the agreement.

The following table set forth information regarding the outstanding equity awards as of December 31, 2010 for our Named Officers.

Outstanding Equity Awards At Fiscal Year-End
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mark Laramie	-0-	3,000,000 (1)	0.06	08/03/2015
Clint Woodruff	-0-	500,000 (2)	0.061	10/18/2015
Arnold Tinter	200,000 400,000 500,000 200,000 100,000	-0- -0- -0- -0- -0-	0.20 0.20 0.20 0.20 0.20	01/18/2011 01/18/2011 01/18/2011 01/18/2011 01/18/2011
Anthony Walker	300,000 180,000 100,000	-0- -0- -0-	0.20 0.20 0.20	05/02/2011 05/02/2011 05/02/2011
______________
(1)	1,000,000 of these options vest April 12, 2011 and the remaining options vest April 12, 2012.
(2)	166,667 options vest on October 18, 2011, 166,667 options vest on October 18, 2012 and the remaining 166,666 options vest October 18, 2013.

During the fiscal year ended December 31, 2010, there were no exercises of stock options by the Named Officers.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL TWO
APPROVAL OF THE SPICY PICKLE FRANCHISING, INC.
2011 STOCK OPTION PLAN

At the Annual Meeting, shareholders will be asked to approve the Spicy Pickle Franchising, Inc. 2011 Stock Option Plan (the “2011 Plan”), which was adopted, subject to shareholder approval, by the Board on March 2, 2011.

We believe that incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of the company, and that incentive compensation plans like the proposed 2011 Plan are an important attraction, retention and motivation tool for participants in the plan.

We currently maintain the Spicy Pickle Franchising, Inc. 2006 Stock Option Plan (the “2006 Plan”). As of December 31, 2010, a total of 7,200,000 shares of our common stock were then subject to outstanding options granted under the 2006 Plan, and an additional 300,000 shares of our common stock were then available for new option grants under the 2006 Plan.

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The Board approved the 2011 Plan based, in part, on a belief that the number of our shares currently available under the 2006 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If shareholders approve the 2011 Plan, options may continue to be granted under the 2006 Plan until that plan’s expiration in 2016.  An additional 15,000,000 shares of our common stock will also be made available for option grants under the 2011 Plan, so that if shareholders approve the 2011 Plan, a total of 15,300,000 shares will initially be available for option grants under both plans. In addition, any shares of common stock subject to stock option grants under the 2006 Plan that expire, are cancelled or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2006 Plan.

If shareholders do not approve the 2011 Plan, we will continue to have the authority to grant options under the 2006 Plan. If shareholders approve the 2011 Plan, options then outstanding under the 2006 Plan will not be affected.

Summary Description of the 2011 Stock Option Plan

The principal terms of the 2011 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2011 Plan, which appears as Appendix I to this Proxy Statement.

The 2011 Stock Option Plan is intended to (i) encourage ownership of shares by our employees and directors and certain consultants to the company; (ii) induce them to work for the benefit of the company; and (iii) provide additional incentive for such persons to promote the success of the company.

Our Board or one or more committees of two or more disinterested directors appointed by our Board will administer the 2011 Plan, which permits the granting of options to purchase up to 15,000,000 shares of common stock.

Persons eligible to receive awards under the 2011 Plan include officers or employees of the company or any of our subsidiaries, directors of the company, and certain consultants and advisors to the company or any of our subsidiaries. Currently, approximately 85 officers and employees of the Company and our subsidiaries (including all of our named executive officers), and each of our six non-employee directors, are considered eligible under the 2011 Plan at the present time.

The Board or committee may amend, suspend or discontinue the 2011 Plan at any time or from time to time; provided that no action of the Board will cause incentive stock options granted under this Plan not to comply with Section 422 of the Internal Revenue Code unless the Board specifically declares such action to be made for that purpose and provided further that without the approval of our shareholders, no such action may: (i) materially increase the maximum aggregate number of shares that may be issued under options granted pursuant to the Plan, (ii) materially increase the benefits accruing to Plan participants, or (iii) materially modify eligibility requirements for the participants.  Moreover, no such action may alter or impair any option previously granted under the Plan without the consent of the holder of such option.

The 2011 Plan contains provisions for proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of stock dividends, recapitalizations, stock splits or combinations.

Each option granted under the 2011 Plan will be evidenced by a written option agreement between us and the optionee.  The option price of any incentive stock option may be not less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any incentive stock option granted to a person owning more than 10% of the total combined voting power of the common stock will have an option price of not less than 110% of the fair market value per share on the date of grant.  The option price of any non-qualified stock option may not be less than 85% of the fair market value per share on the date of grant of the option.  “Fair Market Value” per share as of a particular date is defined in the 2011 Plan as the closing price of our common stock as reported on a national securities exchange or the last transaction price on the reporting system or, if none, the average of the closing bid

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and asked prices of our common stock in the over-the-counter market or, if such quotations are unavailable, the value determined by the Board in its discretion in good faith.

The exercise period of incentive stock options or non-qualified options granted under the 2011 Plan may not exceed ten years from the date of grant thereof.  Incentive stock options granted to a person owning more than ten percent of the total combined voting power of our common stock will be for no more than five years.

The right to exercise an option granted under the 2011 Plan will be subject to the vesting periods to be fixed by the Board or the committee in its discretion, and may be accelerated or shortened by the Board or committee in its discretion.

To exercise an option, the optionee must pay the full exercise price in cash, by check or such other legal consideration as may be approved by the committee.  Such other consideration may consist of shares of common stock having a fair market value equal to the option price, cashless exercise, a personal recourse note, or in a combination of cash, shares, cashless exercise and a note, subject to approval of the committee.

Options granted under the 2011 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. An option may not be exercised unless the optionee then is an employee, consultant, officer, or director of our company or its subsidiaries, and unless the optionee has remained continuously as an employee, consultant, officer, or director of our company since the date of grant of the option.  If the optionee ceases to be an employee, consultant, officer, or director of our company or its subsidiaries other than by reason of death, disability, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate 90 days after the date the optionee ceases to be an employee, consultant, officer or director of our company.

If the employee is terminated “for cause” (as that term is defined in the Plan), such employee’s options will terminate immediately on the date the optionee ceases employment or association.

If an optionee dies while an employee, consultant, officer or director of our company, or if the optionee’s employment, consultant, officer, or director status terminates by reason of disability, all options theretofore granted to such optionee, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised at any time within one year after the date of death or disability of said optionee, by the optionee or by the optionee’s estate or by a person who acquired the right to exercise such options by bequest or inheritance or otherwise by reason of the death or disability of the optionee.

Federal Income Tax Consequences of Awards under the 2011 Plan

The U.S. federal income tax consequences of the 2011 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2011 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct, and the participant recognizes, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2011 STOCK OPTION PLAN.

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PROPOSAL THREE
RATIFICATION OF SELECTION OF AUDITORS

The Board has appointed Eide  Bailly LLP (“Eide Bailly”) as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2011 and to perform other appropriate accounting services.  Eide Bailly has served as our independent registered public accounting firm since November 1, 2008, and has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

While we are not required to do so, we are submitting the appointment of Eide Bailly to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011 for ratification in order to ascertain the views of our shareholders on this appointment.  If the appointment is not ratified, the Board will reconsider its selection.

Fees paid to Eide Bailly are as follows:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2009	$51,201	$-0-	$-0-	$-0-
2010	$71,520	$-0-	$-0-	$-0-

Pre-Approval Policies and Procedures

The Board’s Audit Committee has considered whether the provision of the non-audit services described above by an external auditor is compatible with maintaining the auditor’s independence, and determined that these non-audit services are compatible with the required independence.  The Audit Committee pre-approves all services to be provided to our Company by the independent auditors.  This includes the pre-approval of (i) all audit services, and (ii) any significant (i.e., not de minimis) non-audit services.  Before granting any approval, the Audit Committee gives due consideration to whether approval of the proposed service will have a detrimental impact on the auditor’s independence.  All services provided by and fees paid to our independent auditors in 2010 and 2009 were pre-approved by the Audit Committee.

Representatives of Eide Bailly will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Report of Audit Committee of Board of Directors

The Board’s Audit Committee reviewed and discussed the audited financial statements with management and  discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.  The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Board concerning independence, and has discussed with the independent accountant the independent accountant’s independence.  Based on the review and discussions referred to above, the Board approved the inclusion of the audited financial statements in our annual report on Form 10-K.

OTHER MATTERS

Shareholder Proposals

 Proposals by shareholders for possible inclusion in the Company’s proxy materials for presentation at the next annual meeting of shareholders must be received by the Secretary of the Company no later than 120

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days before anniversary of release date of this year’s proxy statement. In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with the notice of such proposal no later than 45 days prior to first anniversary of proxy mailing date in 2011. The Company’s Bylaws provide that any shareholder wishing to present a nomination for the office of director or proposal must do so in writing delivered to the Company at least 120 days prior to the first anniversary of the preceding year’s annual meeting, and that written notice must meet certain other requirements.

A shareholder’s notice to the Secretary shall set forth:

(A) as to each person whom the shareholder proposes to nominate for election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the “Exchange Act”); and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(B) as to any business the shareholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made; and

(C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or nomination is made, (1) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (2) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

Notwithstanding the foregoing provisions, which are set forth in Article II, Section 9 of the Company’s Bylaws, a shareholder who seeks to have any proposal included in the Company’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act.  Also, if a shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Company to present a nomination or item of business, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

A copy of the Bylaws may be obtained from the Secretary of the Company upon written request delivered to 90 Madison Street, Suite 700, Denver, Colorado 80206.

Communications to the Board of Directors

Our board of directors maintains a process for shareholders and interested parties to communicate with the board.  Shareholders may write to the board c/o Corporate Secretary, Spicy Pickle Franchising, Inc., 90 Madison Street, Suite 700, Denver, Colorado 80206.  Communications addressed to individual board members and clearly marked as shareholder communications will be forwarded by the Corporate Secretary unopened to the individual addressees.  Any communications addressed to the board of

Spicy Pickle Franchising, Inc. Proxy Statement - Page 17

directors and clearly marked as shareholder communications will be forwarded by the Corporate Secretary unopened to the Nominating Committee.

Spicy Pickle Franchising, Inc. Proxy Statement - Page 18

APPENDIX I

________________________________________

SPICY PICKLE FRANCHISING, INC.

2011 STOCK OPTION PLAN
________________________________________

Adopted by the Resolution of the Directors on March 2, 2011.
Approved by the Shareholders on _____________________.

Appendix I to Spicy Pickle Franchising, Inc. Proxy Statement - Page 1

SPICY PICKLE FRANCHISING, INC.
2011 STOCK OPTION PLAN

1.	Purpose.

The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, consultants, and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

2.	Certain Definitions.

Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

(a)
“10% Stockholder” means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its subsidiaries;

(b)	“1933 Act” means the federal Securities Act of 1933, as amended;

(c)	“Board” means the Board of Directors of the Company;

(d)	“Called for under an Option,” or words to similar effect, means issuable pursuant to the exercise of an Option;

(e)
“Code” means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan’s adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

(f)
“Committee” means a committee of two or more Disinterested Directors, appointed by the Board, to administer and interpret this Plan; provided that the term “Committee” will refer to the Board during such times as no Committee is appointed by the Board;

(g)	“Company” means Spicy Pickle Franchising, Inc., a Colorado corporation;

(h)	“Disability” has the same meaning as “permanent and total disability,” as defined in Section 22(e)(3) of the Code;

(i)
“Disinterested Director” means a member of the Board who is not during the period of one year prior to his or her service as an administrator of the Plan, or during the period of such service, granted or awarded Stock, options to acquire Stock, or similar equity securities of the Company under this Plan or any similar plan of the Company, other than the grant of a Formula Option pursuant to section 6(m) of this Plan;

(j)	“Eligible Participants” means persons who, at a particular time, are employees, officers, consultants, or directors of the Company or its subsidiaries;

(k)
“Fair Market Value” means, with respect to the Stock and as of the date an ISO or a Formula Option is granted hereunder, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows:

Appendix I to Spicy Pickle Franchising, Inc. Proxy Statement - Page 2

(i)
If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

(ii)
If the Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date;

(iii)
If the Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

(iv)	If none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate.

(l)	“Formula Option” means an NSO granted to members of the Committee pursuant to section 6(m) hereof;

(m)	“ISO” has the same meaning as “incentive stock option,” as defined in Section 422 of the Code;

(n)
“Just Cause Termination” means a termination by the Company of an Optionee’s employment by and/or service to the Company (or if the Optionee is a director, removal of the Optionee from the Board by action of the stockholders or, if permitted by applicable law and the by-laws of the Company, the other directors), in connection with the good faith determination of the Company’s board of directors (or of the Company’s stockholders if the Optionee is a director and the removal of the Optionee from the Board is by action of the stockholders, but in either case excluding the vote of the Optionee if he or she is a director or a stockholder) that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or its subsidiaries;

(o)
“NSO” means any option granted under this Plan whether designated by the Committee as a “non-qualified stock option,” a “non-statutory stock option” or otherwise, other than an option designated by the Committee as an ISO, or any option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder;

(p)	“Option” means an option granted pursuant to this Plan entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the option;

(q)	“Option Agreement” means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

(r)	“Option Price” with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

(s)	“Option Stock” means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

(t)	“Optionee” means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

(u)	“Plan” means this 2011 Stock Option Plan of the Company;

Appendix I to Spicy Pickle Franchising, Inc. Proxy Statement - Page 3

(v)	“QDRO” has the same meaning as “qualified domestic relations order” as defined in Section 414(p) of the Code;

(w)	“Stock” means shares of the Company’s Common Stock, $0.001 par value;

(x)	“Subsidiary” has the same meaning as “Subsidiary Corporation” as defined in Section 424(f) of the Code;

(y)
“Transfer,” with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a QDRO, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.

3.	Eligibility.

The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of sections 4(d), 5 and 6 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant.

4.	Administration.

(a)
Committee. The Committee, if appointed by the Board, will administer this Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company’s Articles of Incorporation and By-laws generally.

(b)
Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company’s Articles of incorporation, by-laws and this Plan, and the specific limitations on such discretion set forth herein:

(i)
to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

(ii)
to determine the period or periods of time during which Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Options Agreements as specified under this Plan;

(iii)
to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and

Appendix I to Spicy Pickle Franchising, Inc. Proxy Statement - Page 4

(iv)
to delegate all or a portion of its authority under subsections (i) and (ii) of this section 4(b) to one or more directors of the Company who are executive officers of the Company, but only in connection with Options granted to Eligible Participants who are not subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and subject to such restrictions and limitations (such as the aggregate number of shares of Option Stock called for by such Options that may be granted) as the Committee may decide to impose on such delegate directors.

(c)	Limitation on Authority. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority:

(i)	to grant Options to any of its members, whether or not approved by the Board; and

(ii)
to determine any matters, or exercise any discretion, in connection with the Formula Options under section 6(m) hereof, to the extent that the power to make such determinations or to exercise such discretion would cause one or more members of the Committee no longer to be “Disinterested Directors” within the meaning of section 2(i) above.

(d)
Designation of Options. Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value (determined at the time the Option is granted) of Stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO. Notwithstanding the general eligibility provisions of section 3 hereof, the Committee may grant ISOs only to persons who are employees of the Company and/or its subsidiaries.

(e)
Option Agreements. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee; provided however, for purposes of determining the Option Price only, the grant date shall be deemed the date of the authorization of such grant by the Committee unless expressly stated otherwise by the Committee prior to execution and delivery of the Option Agreement.

5.	Shares Reserved for Options.

(a)
Option Pool. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed Fifteen Million (15,000,000) (the “Option Pool”), provided that such number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

(b)
Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in:

(i)	the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder;

(ii)	the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and

Appendix I to Spicy Pickle Franchising, Inc. Proxy Statement - Page 5

(iii)
other rights and matters determined on a per share basis under this Plan or any Option Agreement hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

6.	Terms of Stock Option Agreements.

Each Option granted pursuant to this Plan will be evidenced by an agreement (an “Option Agreement”) between the Company and the person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, each Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

(a)
Covenants of Optionee. At the discretion of the Committee, the person to whom an Option is granted hereunder, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the Committee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of, the Company or its subsidiaries.

(b)
Vesting Periods. Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Vesting Period”) with respect to the total number of shares of Option Stock called for thereunder (the “Total Award Option Stock”). Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

(c)	Exercise of the Option.

(i)
 Mechanics and Notice. An Option may be exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection 6(c)(ii) below; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

(ii)
Withholding Taxes. As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an NSO granted under this Plan, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s tax withholding liability required in connection with such exercise. For purposes of this subsection 6(c)(ii), “tax withholding liability” will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

Appendix I to Spicy Pickle Franchising, Inc. Proxy Statement - Page 6

(d)
Payment of Option Price. Each Option Agreement will specify the Option Price with respect to the exercise of Option Stock thereunder, to be fixed by the Committee in its discretion, but in no event will the Option Price for an ISO granted hereunder be less than the Fair Market Value (or, in case the Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO is granted, and in no event will the Option Price for an NSO granted hereunder be less than eighty-five percent (85%) of Fair Market Value. The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion.

(i)
For example, the Committee, in its discretion, may permit a particular Optionee to pay all or a portion of the Option Price, and/or the tax withholding liability set forth in subsection 6(c)(ii) above, with respect to the exercise of an Option either by surrendering shares of Stock already owned by such Optionee or by withholding shares of Option Stock, provided that the Committee determines that the fair market value of such surrendered Stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith.

(ii)
If the Committee permits an Optionee to pay any portion of the Option Price and/or tax withholding liability with shares of Stock with respect to the exercise of an Option (the “Underlying Option”) as provided in subsection 6(d)(i) above, then the Committee, in its discretion, may grant to such Optionee (but only if Optionee remains an Eligible Participant at that time) additional NSOs, the number of shares of Option Stock called for thereunder to be equal to all or a portion of the Stock so surrendered or withheld (a “Replacement Option”). Each Replacement Option will be evidenced by an Option Agreement. Unless otherwise set forth therein, each Replacement Option will be immediately exercisable upon such grant (without any Vesting Period) and will be coterminous with the Underlying Option. The Committee, in its sole discretion, may establish such other terms and conditions for Replacement Options as it deems appropriate.

(e)
Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant in the case of an ISO (the “Option Period”); provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Stockholder. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that each such Option will terminate, if earlier:

(i)	ninety days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability or a Just Cause Termination;

(ii)	twelve months after the date that the Optionee ceases to be an Eligible Participant by reason of such person’s death or disability; or

(iii)	immediately as of the date that the Optionee ceases to be an Eligible Participant by reason of a Just Cause Termination.

In the event of a sale or all or substantially all of the assets of the Company, or a merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation (any of the foregoing events, a “Corporate Transaction”), then notwithstanding anything else herein, the right to exercise all then outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction; provided, however, that if the Board, in its sole discretion, determines that such immediate vesting of the right to exercise outstanding Options is not in the best interests of the Company, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or subsidiary of such successor corporation.

Appendix I to Spicy Pickle Franchising, Inc. Proxy Statement - Page 7

(f)
Options Nontransferable. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distribution, or in the case of an NSO, pursuant to a QDRO. During the lifetime of the Optionee, the Option will be exercisable only by him or her, or the transferee of an NSO if it was transferred pursuant to a QDRO.

(g)
Qualification of Stock. The right to exercise an Option will be further subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for thereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

(h)	Additional Restrictions on Transfer. By accepting Options and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:

(i)
Securities Act of 1933. The Optionee understands that the shares of Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Optionee understands that the Company is under no obligation to register the shares of Option Stock.

(ii)	Other Applicable Laws. The Optionee further understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

(iii)
Investment Intent. Unless a registration statement is in effect with respect to the sale of Option Stock obtained through exercise of Options granted hereunder: (1) Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Option Stock; and (3) he or she has no present intention of disposing of the Option Stock at any particular time.

(i)
Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws, and all of the same will be subject to this overriding condition. The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be granted an Option hereunder prior to such grant.

(j)
Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan’s provisions. The Company may place a “stop transfer” order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(k) have been complied with.

(k)
Notices. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a

Appendix I to Spicy Pickle Franchising, Inc. Proxy Statement - Page 8

properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained.

(l)
Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

(m)	Formula Options. [Reserved for future consideration]

7.	Proceeds from Sale of Stock.

Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

8.	Modification, Extension and Renewal of Options.

Subject to the terms and conditions and within the limitations of this Plan, and except with respect to Formula Options, the Committee may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

9.	Amendment and Discontinuance.

The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose and provided further that no such action may, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment pursuant to section 5(b) hereof) the maximum aggregate number of shares of Option Stock in the Option Pool that may be issued under Options granted pursuant to this Plan or materially increase the benefits accruing to Plan participants or materially modify eligibility requirements for the participants. Provided, further, that the provisions of section 6(m) hereof may not be amended more often than once during any six (6) month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder. Moreover, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option.

10.	Plan Compliance with Rule 16b-3.

With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under this plan are intended to comply with all applicable conditions of Rule 16b- 3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the plan administrators fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

Appendix I to Spicy Pickle Franchising, Inc. Proxy Statement - Page 9

11.	Copies of Plan.

A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.

Date Plan Adopted by Board of Directors:           ____________________, 2011

Approved by Shareholders:                                     _________________________

Appendix I to Spicy Pickle Franchising, Inc. Proxy Statement - Page 10

SPICY PICKLE FRANCHISING, INC. 90 MADISON STREET, SUITE 700 DENVER, COLORADO 80206
VOTE BY FACSIMILE
Shareholders may use any facsimile machine or internet faxing service to transmit their voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. To vote by fax: the shareholder should printout, mark, sign and date his/her proxy card; and fax it to 303-297-1903.

VOTE BY MAIL
Shareholders may mail their voting instructions provided the instructions are received by the Company no later than the day before the meeting date.  To vote by mail: the shareholder should printout, mark, sign, and date his/her proxy card and return it to Spicy Pickle Franchising, Inc., 90 Madison Street, Suite 700, Denver, Colorado 80206.

VOTE BY EMAIL
Shareholders may transmit their voting instructions by email up until 11:59 p.m. Eastern Time the day before the meeting date.  To vote by email: the shareholder should printout, mark, sign, and date his/her proxy card; and scan and email a pdf copy of it to shareholder@spicypickle.com.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To Vote, Mark Blocks Below in Blue or Black Ink as Follows and Return the Entire Card Via the Instructions Above.
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF SPICY PICKLE FRANCHISING, INC. (THE “COMPANY”)

Presley Reed, Mark Laramie, or any of them, each with the power of substitution, are hereby authorized to represent and vote on the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of stockholders to be held on May 25, 2011, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no directions are given, this proxy will be voted for the matters set forth below.  The proxy holders named will vote in their discretion on any other matter that may properly come before the meeting.

     Items of Business

1.  Election of Directors – To elect a board of seven directors to hold office for the ensuing year or until their successors are elected and qualified. The Board of Directors recommends a vote FOR the listed nominees.

     Nominees (alphabetical order):
     01) Raymond BonAnno
     02) Mark Laramie
     03) Gregg Marshall
     04) Patricia Stacey Reed
     05) Presley Reed
     06) Mo Siegel
     07) Carl Vertuca
     FOR ALL      [  ]              WITHHOLD ALL   [  ]                FOR ALL EXCEPT   [  ]

     To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominees for which you wish to withhold your vote on the following line:
     ________________________________________________________________
(continued on the following page)

2.  Adoption of the Company’s 2011 Stock Option Plan  - To adopt the Company’s 2011 Stock Option Plan (please check one): The Board of Directors recommends a vote FOR the proposal.
     FOR       [  ]                     AGAINST      [  ]                         ABSTAIN     [  ]

3.  Ratification of Selection of Independent Auditors - To ratify the selection of Eide Bailly LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2011 (please check one):
       FOR      [  ]                     AGAINST      [  ]                         ABSTAIN   [  ]

4.  To transact such other business as may properly come before the meeting.

Instructions for Cumulative Voting for Directors: To cumulate votes for directors, do NOT mark “FOR ALL”, “WITHHOLD ALL” or “FOR ALL EXCEPT” above, but check the following box and specify the method of cumulative voting on in the space provided below titled “Cumulative Voting Instructions/Comments” by clearly printing or typing the number of shares of Common Stock to be voted for the individual nominee(s) and the corresponding number(s) of the nominee(s).  Cumulative voting can only be processed by using the proxy card method of voting.

      CUMULATIVE VOTING FOR DIRECTORS    [   ]

Cumulative Voting Instructions / Comments:

Please indicate if you plan to attend this meeting.
      YES   [  ]   NO   [  ]

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE:  Please sign your name(s) EXACTLY as your name(s) appear(s) on the Notice of Internet Availability.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature (Please Sign Within Box)	Date	Signature (Joint Owners, if applicable)	Date

Print Name		Print Name

Address		Address

(End Document)